Exhibit 4.18

HD SUPPLY, INC.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, National Association

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 16, 2013

10.50% Senior Subordinated Notes Due 2021

FIRST SUPPLEMENTAL INDENTURE, dated as of January 16, 2013 (this “Supplemental Indenture”), among HD Supply, Inc. (the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to an Indenture, dated as of January 16, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of senior subordinated notes in series;

WHEREAS, Section 901(7) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;

WHEREAS, in connection with the issuance of the 2021 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2021 Notes as hereinafter described; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Title of Notes. There shall be a series of Notes of the Company designated the “10.50% Senior Subordinated Notes due 2021” (the “2021 Notes”).

3. Maturity Date. The final Stated Maturity of the 2021 Notes shall be January 15, 2021.

4. Interest and Interest Rates. Interest on the Outstanding principal amount of 2021 Notes will accrue at the rate of 10.50% per annum and will be payable semi-annually in arrears on April 15 and October 15 in each year and at maturity, commencing on April 15, 2013, to holders of record on the immediately preceding April 1 and October 1, respectively (each such April 1 and October 1, a “Regular Record Date”). Interest on the 2021 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from January 16, 2013, except that interest on any Additional 2021 Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional 2021 Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2021 Notes (or if the date of issuance of such Additional 2021 Notes is an Interest Payment Date, from such date of issuance); provided that if any 2021 Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of 2021 Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the 2021 Notes shall initially be $950 million. The Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2021 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2021 Notes (any such Additional Notes, “Additional 2021 Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture.

6. Redemption. (a) The 2021 Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after January 15, 2016 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address and the Company shall notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The 2021 Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption Period	Price
2016	107.875%
2017	105.250%
2018	102.625%
2019 and thereafter	100.000%

(b) In addition, at any time and from time to time prior to January 15, 2016, the Company at its option may redeem 2021 Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional 2021 Notes, or any other Additional Notes of the same series as the 2021 Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 110.50%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture); provided, however, that an aggregate principal amount of 2021 Notes equal to at least 50% (or, if any Qualified Public Offering Redemption shall have been consummated, 35%) of the original aggregate principal amount of 2021 Notes (including the principal amount of any Additional 2021 Notes, or any other Additional Notes of the same series as the 2012 Notes) must remain outstanding immediately after each such redemption.

In addition to the foregoing, at any time and from time to time after July 31, 2013 and on or before July 31, 2014, the Company may at its option redeem (a “Qualified Public Offering Redemption”) 2021 Notes in an aggregate principal amount equal to up to 100% of the original aggregate principal amount of the Notes (including the principal amount of any Additional 2021 Notes, or any other Additional Notes of the same series as the 2021 Notes) with funds in an equal aggregate amount (the “Public Offering Redemption Amount”) not exceeding the aggregate proceeds of any one or more Qualified Public Offering, at a redemption price (expressed as a percentage of principal amount thereof) of (x) if such redemption occurs on or prior to January 31, 2014, 103% and (y) if such redemption occurs after January 31, 2014 and on or prior to July 31, 2014, 102%, in each case plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture); provided, however, that if less than 100% of the 2021 Notes are to be redeemed in any Qualified Public Offering Redemption, at least 33.33% of the original aggregate principal amount of 2021 Notes (including the principal amount of any Additional 2021 Notes, or any other Additional Notes of the same series as the 2012 Notes) must remain outstanding immediately after giving effect to such Qualified Public Offering Redemption. “Qualified Public Offering” means the issuance by the Company or any direct or indirect parent of the Company of its Capital Stock constituting common stock, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) yielding gross proceeds to the Company, or any direct or indirect parent of the Company, of at least $100.0 million; provided that proceeds in an amount equal to or exceeding the Public Offering Redemption Amount be received by, or contributed to the equity capital of, the Company or any Restricted Subsidiary.

The Company may make any such redemption in accordance with the immediately preceding two paragraphs upon notice mailed by first-class mail to each Holder’s registered address, and the Company shall notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture (but in no event more than 180 days after the completion of the related Equity Offering or Qualified Public Offering, as applicable). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering or Qualified Public Offering, as applicable, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering or Qualified Public Offering, as applicable.

(c) At any time prior to January 15, 2016, 2021 Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, and the Company shall notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to a 2021 Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such 2021 Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such 2021 Note on January 15, 2016 (such redemption price being that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such 2021 Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2021 Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to January 15, 2016; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

7. Section 409. Section 409(c) of the Indenture shall apply without modification to 2021 Notes.

8. Form. The 2021 Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or Exhibit B annexed to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture).

9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HD SUPPLY, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Senior Vice President, Strategic
Business Development

BRAFASCO HOLDINGS II, INC.
BRAFASCO HOLDINGS, INC.
CREATIVE TOUCH INTERIORS, INC.
HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.
HD SUPPLY GP & MANAGEMENT, INC.
HD SUPPLY MANAGEMENT, INC.
HD SUPPLY UTILITIES GROUP, INC.
HD SUPPLY WATERWORKS GROUP, INC.
HDS POWER SOLUTIONS, INC.
HSI IP, INC.
WHITE CAP CONSTRUCTION SUPPLY, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD BUILDER SOLUTIONS GROUP, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY HOLDINGS, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY REPAIR & REMODEL, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

LBM HOLDINGS, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY ELECTRICAL, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY UTILITIES, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY WATERWORKS, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

HD SUPPLY DISTRIBUTION SERVICES, LLC
By:	HD Supply GP & Management, Inc.,
as manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Secretary

HD SUPPLY SUPPORT SERVICES, INC.

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

PROVALUE, LLC
By:	HD Supply Support Services, Inc.,
its managing member

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President